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                                                                   EXHIBIT 10.11




                          Envirodyne Industries, Inc.
                           701 Harger Road, Suite 190
                           Oak Brook, Illinois  60521




                                                             As of June 20, 1995




To Each of the Insurance Company
  Purchasers Accepting this
  Letter Agreement

Ladies and Gentlemen:

   Reference is made to the Note Agreement (the "Note Agreement"), dated as of the date hereof, relating to $160,000,000 principal amount of the First Priority Senior Secured Notes due 2000 of Envirodyne Industries, Inc. (the "Company"). All terms used herein which are defined in the Note Agreement shall have the meanings given in the Note Agreement.

   Each of you (herein called the "Insurance Company Purchasers") have expressed a willingness to enter into the Note Agreement provided that the Company agrees to provide the Insurance Company Purchasers with certain financial statements and other reports and information, access to information and other rights as the Insurance Company Purchasers believe is customary in a private placement of indebtedness with insurance company investors. Accordingly, to induce the Insurance Company Purchasers to execute the Note Agreement, the Company agrees with the Insurance Company Purchasers as follows:

  1. FINANCIAL STATEMENTS AND OTHER REPORTS. The Company covenants that it shall deliver to each Insurance Company Purchaser in duplicate:

     (a) as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year of the Company, an unaudited consolidated statement of operations and statement of cash flows and stockholders' equity of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in
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As of June 20, 1995
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  comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Insurance Company Purchasers and certified as accurate by an authorized financial officer of the Company, subject to changes resulting from normal year-end adjustments;

     (b) as soon as practicable and in any event within 90 days after the end of each fiscal year of the Company, a consolidating and consolidated statement of operations of the Company and its Subsidiaries for such fiscal year, a consolidated statement of cash flows and stockholders' equity of the Company and its Subsidiaries for such fiscal year, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Insurance Company Purchasers and, as to the consolidated statements, reported on by Coopers & Lybrand, or other independent public accountants of recognized international standing selected by the Company and reasonably acceptable to the Insurance Company Purchasers, whose opinion shall be without limitation as to the scope of the audit and shall state that such financial statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries and their results of operations and cash flows and have been prepared in conformity with generally accepted accounting principles, that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and, as to the consolidating statements, certified as accurate by an authorized financial officer of the Company;

     (c) not later than 45 days after each fiscal year end, beginning with the fiscal year ended December 28, 1995, monthly projections of the financial condition and results of operations of the Company and its Subsidiaries for the next succeeding year and annual projections for the next two (2) succeeding fiscal years thereafter, in each case containing projected consolidated balance sheets, statements of operations, statements of cash flows and statements of changes in shareholders equity.

     (d) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public securities holders
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As of June 20, 1995
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  and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

     (e) promptly upon receipt thereof, a copy of each report submitted to the Company or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any such Subsidiary; and

     (f) with reasonable promptness, such other business or financial data as any Insurance Company Purchaser may reasonably request.

   Together with each delivery of financial statements required by clauses (a) and (b) above, the Company will deliver to each Insurance Company Purchaser an Officer's Certificate duly signed by an authorized financial officer of the Company demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of Sections 4.01, 4.02,
4.03 and 4.06 of the Indenture and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (b) above, the Company will deliver to each Insurance Company Purchaser a certificate of the public accountants referred to therein stating that, in making the audit necessary to such public accountants' opinion on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards. The Company further covenants that immediately after any Responsible Officer of the Company obtains knowledge of an Event of Default or Default, it will deliver to each Insurance Company Purchaser an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

   2. INSPECTION OF PROPERTY. The Company covenants that it will permit each Insurance Company Purchaser and its representatives, at its expense as to any period when no Default or Event of Default has occurred and is continuing but at the Company's
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As of June 20, 1995
Page 4


expense as to any period when a Default or an Event of Default has occurred and is continuing, upon reasonable notice, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with their respective principal officers and, in the presence of a Responsible Officer of the Company, independent public accountants, all at such reasonable times and as often as such Insurance Company Purchaser may reasonably request.

   3. NOTICE OF SUITS, ADVERSE CHANGE IN BUSINESS, ETC. The Company shall, and shall cause each of its Subsidiaries to, as soon as possible, and in any event within five (5) Business Days after any Responsible Officer of such Person learns of the following, give written notice to the Insurance Company
Purchasers: (a) of any material proceeding(s) (including, without limitation, litigation, investigations, arbitration or governmental proceedings) being instituted by or against such Person in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), (b) that such Person's operations are not in full compliance with all requirements of applicable federal, state, local or foreign law, ordinance, rule, regulation or other governmental requirement, except for notices as to matters which either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect (as defined in the Indenture), (c) that, without limiting the foregoing clause (b), such Person is subject to a material federal, state, local or foreign investigation evaluating whether any remedial action is needed to respond to the release of any hazardous or toxic waste, substance or constituent, or other substance into the environment and
(d) of any material adverse change in the business, operations, condition (financial or otherwise), properties or prospects of the Company and its Subsidiaries, taken as a whole.

   4. DISCLOSURE TO OTHER PERSONS. Each Insurance Company Purchaser agrees to use its best efforts to hold in confidence and not disclose any Confidential Information; provided that nothing herein shall prevent any Insurance Company Purchaser from delivering or disclosing (and the Company acknowledges that each Insurance Company Purchaser may deliver or disclose) any financial statements and other documents delivered to it, and any other information disclosed to it (including, but not limited to, Confidential Information), by or on behalf of the Company or any Subsidiary in connection with or pursuant to this agreement or any other Transaction Document to (i) its directors, officers, employees, agents and professional consultants, (ii) any other holder of any Note, (iii) any Person to which it offers to sell
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As of June 20, 1995
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any Note or any part thereof, (iv) any Person to which it sells or offers to sell a participation in all or any part of any Note, (v) any Person from which it offers to purchase any security of the Company, (vi) any federal or state regulatory authority having jurisdiction over it, (vii) the National Association of Insurance Commissioners or any similar organization or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) to effect compliance with any law, rule, regulation or order applicable to such Insurance Company Purchaser, (b) in response to any subpoena or other legal process, (c) in connection with any litigation to which it is a party or (d) in order to protect its investment in any Note; provided, however, that no Confidential Information shall be disclosed to any Person described in clause (ii), (iii), (iv) or (v) unless such Person has agreed to the provisions of this paragraph 4. "CONFIDENTIAL INFORMATION" shall mean, with respect to any Person, any written information delivered or made available by or on behalf of the Company or any Subsidiary to such Person pursuant to this agreement or any Collateral Document which is clearly marked or labeled as being confidential information, but in no event shall include information (i) which was publicly known or otherwise known to such Person at the time of disclosure,
(ii) which subsequently becomes publicly known through no act or omission by such Person, or (iii) which other wise becomes known to such Person, other than through disclosure by or on behalf of the Company or any Subsidiary.

   5. ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS. All references in this agreement to "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered to the Insurance Company Purchasers.

   6. RETIREMENT OF NOTES. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay, otherwise retire, redeem, purchase, or otherwise acquire, directly or indirectly, in whole or in part prior to their stated final maturity (other than by redemption pursuant to Section 4.06 or 9.01 of the Indenture, offer to purchase pursuant to Section 3.09 of the Indenture or upon acceleration of such final maturity pursuant to Article 5 of the Indenture), Notes or First Priority
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As of June 20, 1995
Page 6


Notes held by any holder of Notes or First Priority Notes unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes and First Priority Notes held by each Insurance Company Purchaser upon the same terms and conditions.

   7. CREDIT DOCUMENT. The Company acknowledges that this agreement constitutes a "Credit Document", as defined in the Indenture.

   8. SUCCESSORS AND ASSIGNS. This agreement shall inure to the benefit of the successors and assigns of the Insurance Company Purchasers, provided that (i) any such assignee (together with its Affiliates) shall hold at least 5% of the outstanding principal amount of the Notes, and (ii) such assignee delivers to the Company an agreement to be bound by the provisions of paragraph 4 hereof. This agreement shall bind and inure to the benefit of the successors and assigns of the Company.

   9. NOTICES. All written communications provided for hereunder shall be sent in the manner specified in the Note Agreement.

   10. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

   11. SEVERABILITY. Any provision of this agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

   12. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this agreement are inserted for convenience only and do not constitute a part of this agreement.

   13. COUNTERPARTS. This agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. It shall not be necessary in making proof of this agreement to produce or account for more than one such counterpart.
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As of June 20, 1995
Page 7


  If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterparts of this letter and return the same to the Company, whereupon this letter shall become a binding agreement among the Company and the Insurance Company Purchasers.

                                    Very truly yours,

                                    ENVIRODYNE INDUSTRIES, INC.




                                  By:__________________________________________
                                     Title:____________________________________



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As of June 20, 1995
Page 8


The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA



By:  _________________________________
  Title:______________________________


THE EQUITABLE LIFE ASSURANCE SOCIETY
  OF THE UNITED STATES



By:  _________________________________
  Title:______________________________


THE EQUITABLE LIFE ASSURANCE SOCIETY
  OF THE UNITED STATES (for the account
  of Nutmeg)



By:  _________________________________
  Title:______________________________